ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of November 20, 2013, made by AQUA HANDLING OF TEXAS, LLC, a Texas limited liability company whose chief executive office is at 710 North Post Oak Road, Ste. 400, Houston, TX  77024 (the “Additional Borrower”), in favor of ROSENTHAL & ROSENTHAL, INC. (“Lender”).  All capitalized term not defined herein shall have the collective meanings ascribed to them in such Financing Agreement (as defined below):

WITNESSETH:

WHEREAS, Apache Energy Services, LLC and KMHVC, Inc. (together, the “Borrower”) and Lender have entered into a Financing Agreement, dated as of June 26, 2013 (as amended, supplemented or otherwise modified from time to time, the “Financing Agreement”);

WHEREAS, the Borrower and the Additional Borrower have requested that the Additional Borrower become a Borrower under the Financing Agreement.

WHEREAS, Lender is willing to permit the Additional Borrower to become a party to the Financing Agreement; and

WHEREAS, the Additional Borrower has agreed to execute and deliver this Assumption Agreement in order to become a party to the Financing Agreement.

NOW, THEREFORE, IT IS AGREED:

1.

Agreement.  By executing and delivering this Assumption Agreement, the Additional Borrower, as provided in the penultimate sentence in Section 9 of the Financing Agreement, hereby becomes a party to the Financing Agreement as a Borrower thereunder with the same force and effect as if originally named therein as a Borrower and, without limiting the generality of the foregoing, hereby expressly assumes, jointly and severally, with Borrower, all of the Obligations of Borrower under the Financing Agreement and the other Loan Documents.  Additional Borrower waives any and all defenses, counterclaims and off-sets, if any, now existing or hereafter arising with respect to the Indebtedness, the Financing Agreement and the other Loan Documents.

2.

Representations and Warranties.  Additional Borrower hereby represents and warrants that each of the representations and warranties contained in Section 6 of the Financing Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.  The parties acknowledge and agree that any liens granted to Chris George and Brandon Brewer by the Additional Borrower and HII Technologies, Inc. shall be “Permitted Liens” under the Financing Agreement, as long as such liens remain subordinate to Lender pursuant to that certain subordination agreement dated November 11, 2013.

3.

Security Interest.  Additional Borrower agrees that it is a Borrower, jointly and severally with Borrower, under the Financing Agreement and the other Loan Documents and is bound by all of the provisions thereunder, as if Additional Borrower had executed the Financing

AQUA Assumption Agreement (8K-exhibit 10 1).doc

Agreement and the other Loan Documents together with Borrower, including, without limitation, the granting of the security interests thereunder.  In furtherance of the foregoing, Additional Borrower transfers and assigns to Lender for its benefit and the benefit of its Affiliates, and grants to Lender, subject to Permitted Liens, a first priority Lien on and first security interest in all of Additional Borrower's personal property, including, without limitation, the following Property and interest in Property of Additional Borrower whether now owned or existing or hereafter created, acquired or arising and wheresoever located.

(i)

All Receivables;

(ii)

all property, and the proceeds thereof, now or hereafter held or received by or in transit to Lender or held by others for Lender's account, including any and all deposits, balances, sums and credits of Additional Borrower with, and any and all claims of Additional Borrower against, Lender, at any time existing,

(iii)

all credit insurance policies, and all other insurance and all guarantees relating to the Receivables or other Collateral,

(iv)

all books, records and other general intangibles evidencing or relating to Receivables or other Collateral and the computer hardware and software and media containing such books and records;

(v)

all deposits, or other security for the obligation of any person under or relating to Receivables, all of the Additional Borrower's rights and remedies of whatever kind or nature it may hold or acquire for the purpose of securing or enforcing Receivables;

(vi)

all right, title and interest of the Additional Borrower in and to all goods relating to, or which by sale have resulted in, Receivables, including goods returned by or reclaimed or repossessed from Account Debtors and all goods described in copies of invoices delivered by Additional Borrower to Lender; all rights of stoppage in transit, replevin, repossession and reclamation and all other rights and remedies of an unpaid vendor or lienor, and all proceeds of any Letter of Credit naming Additional Borrower as beneficiary and which provides for, guarantees or assures the payment of any Receivable;

(vii)

all accounts, instruments, chattel paper, documents, general intangibles, deposit accounts, investment property and letter of credit rights, whether or not arising out of the sale of goods or rendition of services, and including choses in action, causes of action, tax refunds (and claims), and reversions from terminated pension plans;

(viii)

all Equipment; and

AQUA Assumption Agreement (8K-exhibit 10 1).doc

(ix)

all proceeds of such Collateral, in any form, including cash, non-cash items, checks, notes, drafts and other instruments for the payment of money.

4.

Governing Law.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

AQUA HANDLING OF TEXAS, LLC

By:

/s/ Matthew Flemming

Name:  Matthew Flemming

Title:  President

Accepted as of the date first above written:

ROSENTHAL & ROSENTHAL, INC.

By:___/s/ Andrew Matza_________________________

Name: Andrew Matza

Title: VP

AQUA Assumption Agreement (8K-exhibit 10 1).doc

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